EXHIBIT 10.33



AGENCY PROFIT  SHARING AGREEMENT

The Company and the Agent agree that:

I. In addition to the commissions otherwise paid by the Company to the Agent and subject to requirements imposed by law and conditions set forth in this agreement, the Company shall pay to the Agent a Profit-Sharing Commission based on underwriting profits realized by the Company on all Qualified Business.

II.  Annual Written Premium must equal or exceed
     $250,000 in order to be eligible for Profit-Sharing.

III. Definitions:
     A.  "Income" means the total of all earned
         premiums on Qualified Business less any
         dividends paid to policyholders.

     B. "Outgo" means the sum of the following items relating to the Qualified Business.

         1. Incurred losses (losses paid less salvage received and subrogations recovered, plus reserves for losses at the end of the year, less reserves for losses at the beginning of the year) shall not be less than zero.

             a)  Incurred losses shall be limited to the
                 first $100,000 for any one loss or
                 occurrence on a policy per calendar
                 year.

         2.  Loss-adjustment expenses (loss-
             adjustment expenses paid, plus reserves
             for loss adjustment expenses at the end
             of the year, less reserves for loss-
             adjustment expenses at the beginning of
             the year).  Such expenses may be based
             on the Company ratio of loss expense to
             earned premium.

         3.  Commissions paid or credited by
             Company to Agent, excluding Profit-
             Sharing Commissions paid under this
             Agreement.

         4.  Company Underwriting expense, as
             determined from the consolidated Annual
             Statement of the Company, applied as a
             ratio of Underwriting expense to earned
             premium.

         5.  Uncollected premiums developed by
             audit or under reporting form policies for which the Agent is not responsible under the Agency Agreement. If the premiums due are collected, such premiums less expense shall be credited to Agent.

         6.  Profit and Surplus allowance, equal to
             five percent of Income.

     C.  "Qualified Business" means all business
         placed with the Company through the Agent except "Excluded Business."

     D. "Annual Written Premium" means the total of all written premiums for the year on Qualified
         Business less return premiums.

     E. "Earned Premiums" shall be computed by the Company from its records on the business referred to in Section I.

     F. "Agent Profit" means the excess of Income over Outgo.

     G. "Agent Loss" means the excess of Outgo over Income.

     H. "Percentage of Profit" means Agent Profit divided by Earned Premium.

     I.  "Excluded Business" means business
         excluded from profit sharing by law, business administered by underwriting associations, non-standard automobile, syndicates or pools or assigned-risk plans, special reinsurance placed by or at the request of the Agent, health insurance, premiums produced through safety or commercial group methods, retrospective rating premium developed as additional premium through operation of the retrospective rating plan, and any other premium or line of business determined to be Excluded Business by mutual agreement between the agent and the Company.
         Business written by the Agent in the State of Michigan under what is presently referred to as the Essential Insurance Plan shall not constitute Excluded Business.

     J.  "Annual Growth Rate" means the rate of
         growth or decline in Annual Written Premium compared to prior year Annual Written
         Premium. Annual Growth Rate is calculated by dividing current year Annual Written
         Premium by prior year Annual Written
         Premium. The excess over 100 (or deficit below 100) is the Annual Growth Rate percentage shown in the IV. D. Table.

     K. "Initial Profit-Sharing Figure" means the result from performing all calculations in Steps 1 through 4 of Section IV. D. Table.

IV.  Profit-Sharing Commission:

     A. Following the close of the year, the Company shall compute Agent Profit or Loss for that year and report to the Agent. If there is an Agent Profit, the Profit-Sharing Commission is determined by applying (as a percentage) the Profit-Sharing Factor from the Table in Section D to the Agent Profit. The Profit-
         Sharing Factor is determined from three
         elements:  (1) The Agent Annual Written
         Premium; (2) the Agent Annual Growth Rate;
         and (3) the Agent Percentage of Profit.

         The Profit-Sharing Factor is the percentage shown in the appropriate column of the Table corresponding to the Agent Percentage of Profit on the line corresponding to the Agent
         Annual Growth Rate as shown in the
         appropriate column for the Agent Annual
         Written Premium.

         If an Agent Loss existed in the prior year and
         (1) such Agent Loss is less than 50% for the Initial Profit-Sharing Figure, the prior year
         Agent Loss shall be subtracted from the Initial
         Profit-Sharing Figure and the resulting
         amount is the Profit-Sharing Commission, or
         (2) such Agent Loss is 50% or more of the Initial Profit-Sharing Figure, the Profit-Sharing
         Commission shall be 50% of the Initial Profit-
         Sharing Figure.

     B.  The Company agrees that the Profit-Sharing
         Commission Report shall be in writing and delivered to the Agent within ninety (90) days of the close of the year.

     C.  Any Profit-Sharing Commission payment
         shall be made by the Company within ninety
         (90) days after the close of the year, provided the Agent has paid all premiums outstanding for the year. No charge or deduction for Profit-Sharing Commission shall be made or claimed by the Agent in his accounts.

     D.  Table.

         Steps in computing the Profit-Sharing
         Commissions are as follows:

         1.  Select column corresponding to Agent
             Annual Written Premium.

         2.  Determine Agent Annual Growth Rate
             and locate in column corresponding to
             Agent Annual Written Premium.

         3.  Determine Agent Percentage of Profit
             and select appropriate column in right-
             hand portion of Table.

         4.  By going horizontally to the right from
             the Agent Annual Growth Rate (as
             located in Step 2) to the column
             containing the Agent Percentage of
             Profit (as located in Step 3), the
             intersecting figure is the Profit-Sharing
             Factor.


                                                 PROFIT-SHARING  TABLE
              (STEP 1)  IF ANNUAL WRITTEN PREMIUM IS:                          (STEP 3)  THE PERCENTAGE OF PROFIT IS:

    OVER     $4,000,001   $2,000,001   $1,000,001     $500,001   $250,000--   5%or  5.1%to 10.1%to 15.1%to 20.1%to 25%or
 $6,000,000  $6,000,000   $4,000,000   $2,000,000   $1,000,000   $500,000     less   10%     15%     20%     25%    more

               (STEP 2) AND ANNUAL GROWTH RATE IS:                             (STEP 4)  THE PROFIT-SHARING FACTOR IS:
                                                                 -15.0  -8.1    5     7       9      11      13      17
                                                    -15.0  -8.1   -8.0   0      6     8      10      12      14      18
                                       -15.0  -8.1   -8.0   0       .1   4      7     9      11      13      15      19
                          -15.0 -12.1   -8.0   0       .1   4      4.1   8      8    10      12      14      16      20
             -15.0 -12.1  -12    -8.1     .1   4      4.1   8      8.1  12      9    11      13      15      17      21
-15.0 -12.1  -12    -8.1   -8.0  -4.1    4.1   8      8.1  12     12.1  16     10    12      14      16      18      22
-12    -8.1   -8.0  -4.1   -4.0   0      8.1  12     12.1  16     16.1  20     11    13      15      17      19      23
 -8.0  -4.1   -4.0   0       .1   2     12.1  16     16.1  20     20.1  24     12    14      16      18      20      24
 -4.0   0       .1   2      2.1   4     16.1  20     20.1  24     24.1  28     13    15      17      19      21      25
   .1   2      2.1   4      4.1   7     20.1  24     24.1  28     28.1  32     14    16      18      20      22      26
  2.1   4      4.1   6      7.1  10     24.1  28     28.1  32     32.1  36     15    17      19      21      23      27
  4.1   6      6.1   9     10.1  13     28.1  32     32.1  36     36.1  40     16    18      20      22      24      28
  6.1   8      9.1  12     13.1  16     32.1  36     36.1  40     40.1  44     17    19      21      23      25      29
  8.1  11     12.1  15     16.1  19     36.1  40     40.1  44     44.1  48     18    20      22      24      26      30
 11.1  14     15.1  18     19.1  22     40.1  44     44.1  48     48.1  52     19    21      23      25      27      31
 14.1  17     18.1  21     22.1  25     Over 44      Over 48      Over 52      20    22      24      26      28      32
 17.1  20     21.1  24     25.1  28                                            21    23      25      27      29      33
 Over 20      Over 24      Over 28                                             22    24      26      28      30      34


V.  Other Provisions.
    A.  The Agreement supersedes all additional
        commission, bonus commission, growth
        opportunity bonus, contingent or profit-sharing agreements of any kind and any such previous agreements are terminated.

    B. The failure of the Company to enforce or apply at any time, any of the provisions of this Agreement, shall in no way be construed to be a waiver of such provisions, nor in any way to affect the right of the Company thereafter to enforce or apply each and every such provision.

    C.  No Profit-Sharing Commission shall be
        payable for any calendar year in which the Agent's monthly account with the Company is delinquent in accordance with the Agency
        Agreement and the Agent is suspended as a result of such delinquency.

    D. The Agent and the Company recognize that the Company must record its transactions and activities in accordance with rules and regulations of insurance regulatory agencies.
        In addition, the parties recognize that their records may vary as regards the timing and accounting treatment of transaction entries. It is agreed that all definitions and computations under this Agreement shall reflect the records of the Company which are conclusively presumed to be correct. The Company will make a good faith effort to correct any errors in its records disclosed by computations under the Agreement, to the extent and in the manner permitted by insurance accounting regulations.

    E. This agreement may be terminated by either party following ninety (90) days prior written notice, or shall terminate automatically concurrent with the effective date of termination of the Agency Agreement or Agent's contract with the Company. Upon termination, only Profit-Sharing Commission accrued and unpaid at the end of the year prior to the year of termination shall be payable to Agent.

In witness whereof, Agent and Company have executed this Agreement on ________________________, 19 ___,

to be effective ________________, 19_______,
and thereafter until terminated as provided herein.



__________________________________________
herein referred to as "Agent"



by________________________________________


Title ______________________________________
   Meridian Mutual Insurance Company

   Meridian Security Insurance Company

   Meridian Mutual Insurance Company and
   Meridian Security Insurance Company Jointly

Herein referred to as "Company"



by _______________________________________


Title ______________________________________